EXHIBIT 22.1



                             SNYDER OIL CORPORATION

                       SUBSIDIARIES AS OF MARCH 10, 1996


                                                   State of
        Name of Subsidiary                       Organization
        ------------------                       -------------

        SOCO Wattenberg Corporation                Delaware

        SOCO International, Inc.                   Delaware


       The names of other subsidiaries are omitted in accordance with
       Item 601(b)(22)(ii) of Regulation S-K.